COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement, dated as of [             ], 2016 (this “Agreement”), is entered into by and among RespireRx Pharmaceuticals Inc., (the “Company”), a corporation incorporated in the state of Delaware, and the undersigned persons and entities listed on the schedule of investors attached hereto as Schedule I (the “Investors”). This Agreement is expected to be one of several like agreements, collectively the “Common Stock and Warrant Purchase Agreements.”

The Company and each of the Investors hereby agree as follows:

1. The Common Stock.

(a) Authorization of the Issuance of the Common Stock and Warrants. The Company has authorized the issuance and sale of up to $3,000,000.00 of Common Stock and Warrants in units comprised of (i) one share of the Company’s Common Stock, par value $0.001 (“Common Stock”), and (ii) one warrant to purchase one additional share of the Company’s Common Stock (as amended, restated or otherwise modified from time to time pursuant to Section 7, “Warrant”), which are being sold together. The Warrants shall be in substantially the form set out in Exhibit A hereto and represent the right to purchase one share of Common Stock during the Warrant exercise period at the Warrant exercise price per share of Common Stock. References to an “Exhibit” or “Schedule” are references to an Exhibit or Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b) Issuance of Common Stock and Warrants. At each Closing provided for in Section 1(c) in respect of a particular Investor, on the terms and subject to the conditions hereof, the Company agrees to issue and sell to such Investor, and such Investor agrees to purchase from the Company, shares of Common Stock and Warrants equal in number to the investment amount (“Investment Amount”) set forth opposite the respective Investor’s name on Schedule I divided by the aggregate purchase price for (i) one share of Common Stock and (ii) one Warrant to purchase one additional share of Common Stock (“Unit Purchase Price”). The Unit Purchase Price shall be $[ ], which is 100 percent of the simple average of the four weekly VWAPs (Volume Weighted Average Prices) as reported by OTC IQ for the Company’s Common Stock, par value $0.001, for the four full trading weeks ending on Friday prior to the initial closing (adjusted as appropriate for the 1 for 325 reverse stock split effective at the close of business on September 1, 2016 with a first trading day of September 2, 2016) and shall be the same Unit Purchase Price for all Closings (as defined below). The Warrants shall have a cash and a cashless exercise provision and shall be exercisable at 110% percent of the Unit Purchase Price which is $[ ] per share. The obligations of the Investors to purchase the Common Stock and Warrants are several and not joint obligations and no Investor shall have any liability to any Person for the performance or non-performance of any obligation by any other Investor hereunder. The aggregate Investment Amounts for the purchase of Common Stock and Warrants hereunder shall not exceed $3,000,000.00.

(c) Closings; Use of Proceeds. The sale and purchase of the Common Stock and Warrants to be purchased by the Investors shall take place at one or more closings (each a “Closing” and collectively, the “Closings”) to be held at such places and times as the Company and the applicable Investors may determine (each a “Closing Date” and collectively “Closing Dates”). At each Closing, the Company will deliver to each of the applicable Investors the Common Stock and the Warrants to be purchased by such Investor dated the date of the Closing and registered in such Investor’s name, against receipt by the Company of such Investor’s Investment Amount from the escrow agent for the offering, for the account of the Company by wire transfer of immediately available funds in accordance with the Company’s and the placement agent’s (“Placement Agent”) instructions. The Company may conduct additional Closings at the Company’s option in the Company’s and Placement Agent’s sole discretion to be held at such places and Closing Dates as the Company, the Placement Agent and the Investors participating in such Closings may determine. The proceeds from the sale of the Common Stock and Warrants shall be used for costs and expenses of the Company in connection with research and development, general and administrative purposes, and working capital. The final Closing shall be no later than October 31, 2016 unless extended until December 31, 2016.

2. Representations and Warranties of the Company. The Company represents and warrants to each Investor that, except as set forth on Schedule II hereto:

(a) Due Incorporation, Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where such qualification or license is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authority; Enforceability. The execution, delivery and performance by the Company of this Agreement and each Warrant issued hereunder (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate power of the Company and (ii) have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document executed by the Company has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not (i) violate the Company’s Articles of Incorporation, Certificate of Incorporation, Bylaws or other formation or charter documents, as applicable (as amended, the “Charter Documents”), (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (iii) result in the breach of any material provision of or in the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iv) result in the creation or imposition of any lien or encumbrance upon any property, asset or revenue of the Company under any material agreement or instrument to which the Company is bound.

(d) Litigation. As of the date of the initial Closing, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or the Company’s subsidiaries, if any, at law or in equity in any court or before any other governmental authority.

(e) Title. The Company and the Company’s subsidiaries, if any, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties. Such assets and properties are subject to no liens or encumbrances.

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(f) Intellectual Property. The Company and the Company’s subsidiaries, if any, own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, without any conflict with, or infringement of, the rights of others. Since March 22, 2013, each employee of the Company has executed, or will execute, a confidential information and invention assignment agreement in favor of the Company. Since March 22, 2013, the Company has entered into, or intends to enter into, an agreement containing appropriate confidentiality and invention assignment provisions in favor of the Company with each consultant to the Company that has or will have access to the Company’s intellectual property.

(g) Debt for Borrowed Money. As of the date of this Agreement, the Company does not have any outstanding debt for borrowed money, other than as disclosed on Schedule II.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of Common Stock and Warrants as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Securities Law Compliance. Such Investor has been advised that the Common Stock and the Warrants and the underlying securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Common Stock and Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, grant any participation in or otherwise distribute all or any part of the Common Stock or Warrants. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act or such investor, while not an accredited investor, is able to make all other representations in this Section 2(b). Each Investor further represents that such Investor has had the opportunity to (i) evaluate the Company and its business prospects, (ii) review the Company’s filings with the Securities and Exchange Commission (“SEC”) (iii) ask questions of management, (iv) consult with its respective legal and/or tax advisors, and (v) that it has the financial ability to bear the risk of loss of its entire investment and any periods of illiquidity. If such Investor is one of up to 35 non-accredited investors such non-accredited investor similarly represent that such non-accredited investor has had the opportunity to: (i) evaluate the Company and its business prospects, (ii) review the Company’s filings with the SEC, (iii) ask questions of management, (iv) consult with its respective legal and/or tax advisors, and (v) that such non-accredited investor has the financial ability to bear the risk of loss of its entire investment and any periods of illiquidity.

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(c) Source of Funds. Each Investor severally represents that, as to each source of funds (each a “Source”) to be used by such Investor to pay the purchase price of the Common Stock and Warrants to be purchased by such Investor hereunder, the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

4. Conditions to Closing of the Investors. Each Investor’s obligations at the applicable Closing with respect to such Investor, are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof, in each case except as modified by Schedule II, shall have been true and correct when made, and shall be true and correct in all material respects on the applicable Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Common Stock and Warrants.

(c) Legal Requirements. On the date of the applicable Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Common Stock and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d) Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents: (i) this Agreement and (ii) the appropriate number of shares of Common Stock and Warrants issued hereunder on the date of the applicable Closing.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Common Stock and Warrants at the applicable Closing with respect to each Investor, is subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.

(b) Legal Requirements. On the date of the applicable Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Common Stock and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(c) Transaction Documents. With respect to the obligation to sell and issue the Common Stock and Warrants to any Investor, such Investor shall have duly executed and delivered to the Company (i) this Agreement and (ii) an acceptance by such Investor of the applicable Common Stock and applicable Warrants issued hereunder to such Investor on the date of the applicable Closing.

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6. Disclosures.

(a) Brokers and Finder’s Fees. At the Company’s sole discretion, the Company may pay (i) a cash placement agent fee, brokerage commission, finder’s fee or similar payment of up to 10% of the aggregate of all Unit Purchase Prices to any qualified referral source, which may be an affiliate of the Company, to which it can legally make such payment, in the form of cash, as well as (ii) a warrant fee in the form of a warrant or warrants (“Placement Agent Warrants”), exercisable into up to 10% of that number of shares of Common Stock issued (but not the Warrants or shares of Common Stock underlying the Warrants). Such Placement Agent Warrants shall be exercisable at 110% of the Unit Purchase Price (which is the same exercise price as the Warrants purchased by the Investors) for each share for which the Placement Agent Warrant is exercised and shall expire on the same expiration date as the Warrants purchased by the Investors. The Placement Agent Warrants shall have a cashless exercise provision. Placement Agent Warrants may be issued to designees of the qualified referral source upon request by the qualified referral source, as may be agreed by the Company in its sole discretion, subject to applicable securities laws. Officers, directors, managers, employees, affiliates and associated persons of the Company, and affiliates of any of the foregoing qualified referral sources, are eligible to invest as Investors in the Common Stock and Warrants, and are eligible to, and may, receive fees, directly or indirectly (including, without limitation, fees in respect of such person or persons’ investments in the Common Stock and Warrants).

(b) Conflict of Interest. Aurora Capital LLC shall be a qualified referral source pursuant to Section 6(a) above. Aurora Capital LLC and certain of its members, managing members, officers directors, associated persons or employees either previously or by virtue of becoming an Investor, or by virtue of receiving fees or allocation of fee described in Section 6(a) above in this or prior offerings, may be or may become direct or indirect shareholders or note holders or option holders, or warrant owners of the Company or may be officers or directors of the Company. Specifically, but not by way of limitation, both Arnold S. Lippa and Jeff Eliot Margolis are indirect owners of member interests of Aurora Capital LLC, members of the Board of Directors of the Company, officers of the Company and direct or indirect shareholders of the Company.

(c) Arm’s Length Negotiation. The Company has not set the Unit Purchase Price through an arms-length negotiation with any Investor or Investor representative. The Company believes the price at which the Common Stock and Warrants are being offered appropriately reflects economic realities under the Company’s current circumstances. However, there can be no assurances that the Common Stock and Warrants are not worth substantially less than the price at which they are being sold.

(d) Legal Counsel. Each Investor hereby represents and warrants and that it has consulted with legal counsel of its choosing, or has had sufficient opportunity to consult with legal counsel of its choosing, in respect of the terms and conditions of this Agreement and the applicable Common Stock and Warrants.

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7. Miscellaneous.

(a) Waivers; Amendments. Except as otherwise expressly provided in the Warrants (with respect to any Warrant only), any provision of this Agreement and the Warrants may be amended, waived or modified only upon the written consent of the Company and Investors holding more than 50% of the aggregate outstanding Investment Amount (a “Majority in Interest of Investors”); provided however, that no such amendment, waiver or consent shall reduce the Investment Amount of an Investor, in each case without such Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto and all Warrant holders. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with any subsequent Closing without the consent of any other Investor.

(b) Nature of Investment. For the avoidance of doubt, the parties hereto acknowledge and agree that the payment of the Investment Amount to the Company by an Investor in respect of any Common Stock (but not in respect of any Warrant) will be deemed to be an equity investment in the Common Stock of the Company.

(c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) Successors and Assigns. Subject to the restrictions on transfer described in Section 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f) Assignment. The rights, interests or obligations hereunder and under the Warrants may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors. The rights, interests or obligations hereunder and under the Warrants may not be assigned by any Investor without the prior written consent of the Company.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, demands, consents, or other communications hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing in accordance with this paragraph, or (ii) if to the Company, at such address or fax number set forth on the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing in accordance with this paragraph. All such communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

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(i) Expenses. Each of the Company and the Investors will bear their own respective expenses associated with the negotiation, execution and delivery of this Agreement and the Common Stock and Warrants.

(j) Only Company Liable. In no event shall any stockholder, officer, director or employee of the Company be liable for any amounts due or payable pursuant to any Transaction Document.

(k) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

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The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

RESPIRERX PHARMACEUTICALS INC.

a Delaware corporation

By:
Name:	Jeff Eliot Margolis
Title:	Vice President, Treasurer and Secretary

Address for notices:

RespireRx Pharmaceuticals Inc.

Attention: Jeff Eliot Margolis

Vice President, Treasurer and Secretary

126 Valley Road, Suite C

Glen Rock, NJ 07452

(phone): 917-834-7206

(fax): 415-887-7814

INVESTOR:

[INVESTOR NAME (IF ENTITY)]

By:	(signature)

Print Name:

Print Title:

SCHEDULE I

SCHEDULE OF INVESTOR(S)

Investor Name, Contact Name, Address, Phone, Fax	Aggregate Investment Amount	Closing Date
	$	[_____], 2016

SCHEDULE II

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Convertible Notes

The Company is obligated under Convertible Notes issued from November 5, 2014 through and including February 2, 2015, aggregating principal amounts totaling $579,500 and bearing interest of 10% per annum and maturing on September 15, 2016. As of September 15, 2016 there was $276,000 of original principal plus accrued interest of 53,261 for a total of $329,261 due. As of September 30, 2016, outstanding notes and accrued interest became due and payable. In October 2016, as reported on Forms 8-K, certain noteholders notified the Company that such noteholders’ notes were in default changing the interest rate from 10% to 12% on such defaulted notes.

Notes

The Company is obligated under two demand promissory notes of $25,000 each for a total of $50,000 to James S. Manuso, the Company’s President and CEO and Vice Chairman and Arnold S. Lippa, the Company’s Chief Scientific Officer and Chairman. Each note is payable on demand and bears interest at a rate equal to 10% per annum, with any accrued but unpaid interest added to principal at the end of each year that the balance is outstanding. Each note grants a security interest in the assets of the Company, subject to certain conditions as set forth therein. These demand promissory notes are substantially similar to the notes described in the paragraph below and the Company anticipates filing a Current Report on Form 8-K with the Securities and Exchange Commission on or about September 28, 2016 describing these notes.

The Company is obligated under two demand promissory notes of $52,600 each for a total of $105,200 to James S. Manuso, the Company’s President and CEO and Vice Chairman and Arnold S. Lippa, the Company’s Chief Scientific Officer and Chairman. Each note is payable on demand and bears interest at a rate equal to 10% per annum, with any accrued but unpaid interest added to principal at the end of each year that the balance is outstanding. Each note grants a security interest in the assets of the Company, subject to certain conditions as set forth therein. These demand promissory notes are described in a Form 8-K filed with the Securities and Exchange Commission on February 3, 2016.

Samyang Documents

Permitted liens include the liens granted to Samyang Optics Co., Ltd. (now known as SY Corporation, Co., Ltd.) (“Samyang”) and its successors and assigns under that certain Securities Purchase Agreement, dated as of June 25, 2012, between the Company and Samyang and any documents delivered in connection therewith (as amended, restated or otherwise modified from time to time, collectively, the “Samyang Documents”). The indebtedness pursuant to the Samyang Documents and all transactions contemplated in connection with the Samyang Documents are permitted hereunder. The Company is in default of certain of the Samyang Documents, as more fully set forth in the Company’s filings with the U.S. Securities and Exchange Commission.

Other Short Term Notes Payable

Other short term notes payable at September 15, 2016 consisted of premium financing agreements with respect to various insurance policies.

Pending or Threatened Litigation or Claims

In the opinion of management of the Company, adequate provision has been made in the Company’s condensed consolidated financial statements as of June 30, 2016 for the items listed below.

By letter dated November 11, 2014, a former director of the Company, who joined the Company’s Board of Directors on August 10, 2012 in conjunction with the Pier transaction and who resigned from the Company’s Board of Directors on September 28, 2012, asserted a claim for unpaid consulting compensation of $24,000. The Company has not received any further communications from the former director with respect to this matter.

By letter dated February 5, 2016, the Company received a demand from a law firm representing a professional services vendor of the Company alleging that approximately $146,000 is due and owing for unpaid services rendered and requesting arbitration of the claim.

By e-mails dated July 21, 2016 and subsequently, the Company received demands from an investment banking consulting firm that represented the Company in 2012 in conjunction with the Pier transaction alleging that $225,000 is due and owing for unpaid investment banking services rendered.

Trade Accounts

From time to time, the Company has obligations in respect of trade accounts payable.

EXHIBIT A

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES (CONCURRED IN BY COUNSEL FOR THE COMPANY) THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

RespireRx Pharmaceuticals Inc.

Warrant Number: [_______]	Initial Exercise Date: [ ], 2016

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, [______________] or its/his/her permitted assigns (the “Holder”) is entitled, upon the terms and conditions hereof, and subject to the limitations on exercise hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. New York time on December 31, 2021 (the “Termination Date”) but not thereafter, to subscribe for and purchase from RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”), [ ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of each share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b), and may be exercised on a cashless basis, as set forth in Section 2(c).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Common Stock and Warrant Purchase Agreement, dated as of [_____], 2016 (the “Purchase Agreement”), among the Company and the Investors. This is one of the “Warrants” referred to in the Purchase Agreement.

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Section 2. Exercise and Call Provision.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on any Business Day (as defined below) on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed facsimile or electronic mail copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”). The Company shall use reasonable best efforts to not affect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with any parties with whom or with which the Holder’s ownership interest must be aggregated (“Attribution Parties”), collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(a). For purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules promulgated thereunder. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other more recent written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act and the rules promulgated thereunder), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, (i) the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares, and (ii) the Holder shall provide any documentation reasonably requested by the Company to effect such cancellation on the records of the Company and its transfer agent. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants issued in connection with the Purchase Agreement that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(a) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. Within three (3) Business Days (as defined below) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price (as defined below) for the shares specified in the applicable Notice of Exercise by wire transfer in immediately available funds or cashier’s check drawn on a United States bank in immediately available funds. A “Business Day” means any day other than a Saturday or Sunday or any day that national commercial banks in New York City, New York are authorized or required to close or any day that the NADSAQ stock markets or any other nationally recognized stock markets are closed. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company, either directly or through its representative, shall maintain, or cause to be maintained, records showing the number of Warrant Shares purchased and the date of such purchases, which records shall be deemed to be accurate absent manifest error. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of actual receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b) Exercise Price. The exercise price per share of the Common Stock under this Warrant initially shall be $[ ] per share (110% of Unit Purchase Price as defined in the Purchase Agreement), subject to adjustment hereunder (including, without limitation, under Sections 2 and 3 hereof) (as adjusted, the “Exercise Price”).

c) Cashless Exercise. This Warrant may be exercised at any time permitted hereunder, subject to the Limitation set forth in Section 2(a), by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by the following formula:

(A-B)*(X)
(A)

Where:

(A) = the Closing Price on the Trading Day immediately preceding the date of such election (“Trading Day” means any Business Day, or, if the Common Stock of the Company is traded on an exchange, the OTC BB or other quotation system, then any Business Day on which such exchange, the OTC Bulletin Board or quotation system is open for trading the Common Stock of the Company);

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies: (1) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, or OTC Markets QB or OTX Markets QX, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (2) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the closing prices reported for the last five (5) days during which the Common Stock actually traded and for which a closing price is available immediately preceding the date of any such calculation, or (3) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares issuable upon the exercise hereof shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such shares are eligible for legend removal, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise on the date that is no more than three (3) Business Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, upon delivery of Notice of Exercise, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be) in the case of a cashless exercise and, if a cash exercise, then subject to payment to the Company of the Exercise Price in good funds by either certified check, wire transfer or other similar payment method and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to transmit, or to cause the transfer agent of the Company to transmit, to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

vii. Acquisitions. If at any time while this Warrant is outstanding there is an Acquisition (as defined below) in which the Company is not the surviving entity, then the Holder shall receive from any surviving entity or successor to the Company, in exchange for this Warrant, a new warrant in the surviving entity or successor to the Company substantially in the form of this Warrant and with an exercise price adjusted to reflect the nearest equivalent exercise price of common stock (or other applicable equity interest) of the surviving entity that would reflect the economic value of this Warrant, but in the surviving entity. An “Acquisition” shall mean the closing of a merger, share exchange, consolidation, acquisition of all or substantially all of the assets or stock, reorganization or liquidation of the Company that results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the voting capital stock of the Company (or its successor or parent corporation) immediately after the transaction or, in the case of a sale of assets or liquidation, the Company owning after the transaction less than substantially all of the assets owned by the Company prior to the transaction (other than an issuance of equity securities for the primary purpose of raising capital) or any other event that constitutes a “Capital Change” under the Company’s Second Restated Certificate of Incorporation, as it may be amended, restated or otherwise modified from time to time. The Holder shall execute all documentation required to be executed by the Company or the acquirer or successor of the Company in connection with the Acquisition, including, without limitation, escrow, indemnification and other similar agreements. Subject to and to the extent permitted by applicable law, the Company will endeavor to notify the Holder of any proposed Acquisition at least 30 days prior to the date of any Acquisition (or such shorter period as reasonably practicable under the circumstances); provided that the failure to so notify the Holder shall not in any way impair the Acquisition.

e. Call Provision. If at any time prior to the expiration of, or the exercise by the Holder of this Warrant the closing price of Company’s common stock is 200% or more than the Unit Purchase Price for five (5) consecutive trading days (the “Trading Price Condition”), the Company shall have the right to call, redeem and cancel this Warrant on the tenth day after written notice by the Company to the Holder and payment to the Holder in cash of $0.001 per Warrant Share. To effectively exercise this call provision, such written notice of intent to exercise the call provision under this Section 2(e) must be provided by the Company by the close of business on the second trading day following satisfaction of the Trading Price Condition. The Holder may exercise this Warrant on a cash or cashless basis after written notice by the Company, but before the tenth day after such written notice, which exercise shall nullify the Company’s right to call, redeem and cancel this Warrant. Failure by the Company to provide timely notice shall preclude the Company from exercising this call provision with respect to the satisfaction of the Trading Price Condition over that five (5) consecutive trading day period but shall not preclude the Company from exercising this call provision with respect to satisfaction of the Trading Price Condition over any other subsequent five (5) consecutive trading days. The Company may not call, redeem or cancel any portion of this Warrant that may not be exercised during the ten (10) day notification period pursuant to the restrictions on exercise in Section 2(a).

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Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant and which shall not include any dividends paid-in-kind in respect to the Series G 1.5% Convertible Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (B) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, any of the events in Section 3.(c)ii (A), (B) or (C) being an “Event”, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record shall be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Event is expected to become effective or close, as applicable, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such Event; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the Event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, the conditions set forth in Section 4(d) hereof, and the conditions of the Purchase Agreement (including, without limitation, the Company’s prior written consent in accordance with the Purchase Agreement) pursuant to which this Warrant was purchased, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall, either directly or through its representative, record or cause to be recorded, this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time, which Warrant Register shall be deemed to be accurate absent manifest error. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant satisfy any other reasonable conditions established by the Company, including, without limitation, a legal opinion reasonably acceptable to the Company with respect to such transfer.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. The Holder acknowledges that the Warrant Shares will not be registered under the Securities Act of 1933, as amended, or any applicable statute or foreign securities law, and will therefore not be freely transferable.

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Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or reasonably appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or reasonably appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e) Jurisdiction. This Warrant is a contract between the Company and the Holder and its terms shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without giving effect to any choice or conflict of law provision or rule of that or any other jurisdiction. The Company and each Holder irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in New York City, in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Holder irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be deemed delivered the day after the date sent if sent by overnight courier, the same day sent if sent by facsimile transmission or email with confirmation of receipt by the Holder, or three (3) days after deposit with the US Postal Service if sent via certified mail or first class mail if sent to the Holder at the address, facsimile number or email address provided by the Holder as of the last date on which Holder communicated in writing such contact information to the Company.

i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j) Successors and Assigns. Subject to applicable securities laws, the provisions and limitations of the Purchase Agreement (including, without limitation, the Company’s prior written consent in accordance with the Purchase Agreement) and this Warrant, and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. Such successors or permitted assigns of the Holder shall be deemed to be the Holder for all purposes hereunder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

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k) Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the ___ day of _____________, 2016.

RespireRx Pharmaceuticals Inc.

By:
Name:	Jeff Eliot Margolis
Title:	Vice President, Treasurer and Secretary

AGREED AND ACCEPTED:

[HOLDER]

Signature:

Name (print):

Address:

Email:

Facsimile Number:

NOTICE OF EXERCISE

To: RespireRx Pharmaceuticals Inc.

(1) The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase (check applicable box):

[  ] ____________ shares of the Common Stock of RespireRx Pharmaceuticals Inc. covered by such Warrant.

(2) The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

[  ] $__________ in lawful money of the United States; and/or

[  ] pursuant to Section 2(c) of the Warrant being exercised, the cancellation of such portion of such Warrant as is exercisable for a total of _________ Warrant Shares (using a Closing Price of $_______ per share for purposes of this calculation).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(please print or type name and address)

(please insert social security or other identifying number)

The Warrant Shares shall be delivered to the following:

(please print or type name and address)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (“Reg D”), or is one of less than 35 non-accredited investors that participated in the exempt private placement pursuant to Rule 506(b) of Reg D.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________________________

Name of Authorized Signatory: _____________________________________________________________

Title of Authorized Signatory: ______________________________________________________________

Date: _________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Assignee’s Signature:

Company’s Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

SUPPLEMENT TO COMMON STOCK AND WARRANT

PURCHASE AGREEMENT DATED [ ———]

This supplement to the Common Stock and Warrant Purchase Agreement (“SPA”) dated [ ] supplements and amends such SPA and is incorporated therein.

Section 1(b) is amended to read as follows:s

(b) Issuance of Common Stock and Warrants. At each Closing provided for in Section 1(c) in respect of a particular Investor, on the terms and subject to the conditions hereof, the Company agrees to issue and sell to such Investor, and such Investor agrees to purchase from the Company, shares of Common Stock and Warrants equal in number to the investment amount (“Investment Amount”) set forth opposite the respective Investor’s name on Schedule I divided by the aggregate purchase price for (i) one share of Common Stock and (ii) one Warrant to purchase one additional share of Common Stock (“Unit Purchase Price”). The Unit Purchase Price shall be $1.42 per unit, shall be the same Unit Purchase Price for all Closings (as defined below). The Warrants shall have a cash and a cashless exercise provision and shall be exercisable at 110% percent of the Unit Purchase Price which exercise price is $1.562 per share. The obligations of the Investors to purchase the Common Stock and Warrants are several and not joint obligations and no Investor shall have any liability to any Person for the performance or non-performance of any obligation by any other Investor hereunder. The aggregate Investment Amounts for the purchase of Common Stock and Warrants hereunder shall not exceed $3,000,000.00.

In addition, each Investor shall have an unlimited number of exchange rights, which are options and not obligations, to exchange such Investor’s entire investment (and not less than the entire investment) made pursuant to this SPA into subsequent offerings of the Company (“Subsequent Financings”) until the earlier of: (i) the completion of any number of Subsequent Financings aggregating at least $15 million gross proceeds to the Company, or (ii) December 30, 2017. At the time of a Subsequent Financing with respect to which the investors in this offering have an exchange right, they would have the option of either (a) retaining the securities purchased in this offering (or, if applicable, retaining the securities obtained in exchange therefor via a Subsequent Financing), or (b) exchanging the securities purchased in this offering (or, if applicable, exchanging the securities obtained in exchange therefor via a Subsequent Financing), into the next Subsequent Financing (assuming the next Subsequent Financing is one for which an exchange right is available). The dollar amount (this may also be considered a ratio) used to determine the amount invested or exchanged into the Subsequent Financing shall be 1.2 times the amount of the original investment as set forth next to such Investor’s name on Schedule I to the SPA. For clarity, this is essentially 1.2 x the dollars invested this offering become dollars invested in the Subsequent Financings if (b) above is elected. Such exchange is an option, not an obligatory exchange.

To Section entitled Representations and Warranties of the Company, the following representation, warranty and covenant is added as Section 2(h):

(h) The Company and the Company’s subsidiaries hereby represent, warranty and covenant that, they have not, and so long as the Investor continues to have the exchange right provided by Section 1(b) of the SPA, neither the Company, nor its subsidiaries shall enter into a financing transaction pursuant to Sections 3(a)(9) or 3(a)(10) of the Securities Act of 1933, as amended, or enter into any equity, debt, convertible or equity-linked securities financing arrangement having full-ratchet anti-dilution provisions without a floor or that have an indeterminant number and potentially infinite number of shares issuable pursuant to such provisions.

COMPANY:

RESPIRERX PHARMACEUTICALS INC.

a Delaware corporation

By:
Name:	Jeff Eliot Margolis
Title:	Vice President, Treasurer and Secretary

Address for notices:

RespireRx Pharmaceuticals Inc.

Attention: Jeff Eliot Margolis

Vice President, Treasurer and Secretary

126 Valley Road, Suite C

Glen Rock, NJ 07452

(phone): 917-834-7206

(fax): 415-887-7814

SUPPLEMENT 2 TO COMMON STOCK AND WARRANT

PURCHASE AGREEMENT DATED [ ———]

This supplement 2 to the Common Stock and Warrant Purchase Agreement (“SPA”) dated [ ] further supplements and amends such SPA and is incorporated therein.

To Section entitled Representations and Warranties of the Company, the following representation, warranty and covenant is added as a second paragraph in Section 2(h):

If the Company violates the representation, warranty and covenant in the immediately preceding paragraph, the Company agrees that the clause in Section 1(b) describing the dollar amount (that may also be considered a ratio) shall be amended to 1.4 rather than 1.2.

COMPANY:

RESPIRERX PHARMACEUTICALS INC.

a Delaware corporation

By:
Name:	Jeff Eliot Margolis
Title:	Vice President, Treasurer and Secretary

Address for notices:

RespireRx Pharmaceuticals Inc.

Attention: Jeff Eliot Margolis

Vice President, Treasurer and Secretary

126 Valley Road, Suite C

Glen Rock, NJ 07452

(phone): 917-834-7206

(fax): 415-887-7814

SUPPLEMENT 3 TO COMMON STOCK AND WARRANT

PURCHASE AGREEMENT DATED [ --------- ]

This supplement 3 to the Common Stock and Warrant Purchase Agreement (“SPA”) dated [  ] further supplements and amends such SPA and is incorporated therein.

To Section 1 of the SPA entitled Common Stock, the following new sub-section (d) is added.

(d) Investors shall have unlimited piggy-back registration rights with respect to the Common Stock, and the Common Stock underlying the Warrants, unless such Common Shares are eligible to be sold without volume limits under an exemption from registration under any rule or regulation of the SEC that permits the holder to sell securities of the Company to the public without registration.

COMPANY:

RESPIRERX PHARMACEUTICALS INC.

a Delaware corporation

By:
Name:	Jeff Eliot Margolis
Title:	Vice President, Treasurer and Secretary

Address for notices:

RespireRx Pharmaceuticals Inc.

Attention: Jeff Eliot Margolis

Vice President, Treasurer and Secretary

126 Valley Road, Suite C

Glen Rock, NJ 07452

(phone): 917-834-7206

(fax): 415-887-7814